Exhibit 99.1
For Immediate Release | Global Communications | MetLife, Inc.
MetLife Announces 2Q 2026 Results
Strong business momentum continues under New Frontier strategy
•Net income increased 1%1 to $705 million, or
$1.09 per share.
•Adjusted earnings increased 15% to $1.6 billion,
driven by favorable underwriting and volume
growth.
•Adjusted earnings per share increased 20% to
$2.43.
•Premiums, fees and other revenues (PFOs)
increased 7% to $13.7 billion.
•Adjusted PFOs, excluding pension risk transfers
(PRT), increased 5% to $13.0 billion, with
widespread growth across every operating
segment.
•Net investment income up 18% to $6.7 billion.
•Book value per share (BVPS) up 8% to $38.59,
adjusted BVPS up 3% to $57.71.
•Returned over $1.1 billion to shareholders via
share repurchases and common stock dividends.
•Holding company cash and liquid assets totaled
$3.4 billion at quarter end, within our target range.
•Adjusted return on equity of 17% for the second
straight quarter, at the top of our range.
•Group Benefits adjusted earnings up 25% to
$503 million.
•Retirement and Income Solutions adjusted
earnings up 2% to $377 million.
•Asia adjusted earnings up 21% to $420 million.
•Latin America adjusted earnings up 15% to
$268 million.
•EMEA adjusted earnings up 8% to $108 million.
•MetLife Investment Management adjusted
earnings up 6% to $57 million.
Earnings
Per Share
2Q 2026
Net
Income            $1.09
Adjusted
Earnings          $2.43
Return
on Equity (ROE)
2Q 2026
ROE              11.5%
Adjusted
ROE              17.0%

Comment from Michel Khalaf, President
and Chief Executive Officer:
MetLife delivered an excellent second
quarter. Adjusted earnings per share rose
20 percent, powered by strong
underwriting and broad volume growth.
Our New Frontier strategy is working.
Disciplined execution is driving balanced
growth and generating attractive returns,
with adjusted return on equity at 17
percent year-to-date.
Our scale, diversification and financial
strength set MetLife apart, and this quarter
further reinforces our ability to create value
for shareholders across cycles, while
keeping customers at the center of
everything we do.
1In this news release, all comparisons of results for the second quarter of 2026 are with the second quarter of 2025, unless otherwise noted.

Second Quarter 2026 Summary

($ in millions, except per share data)	Three Months Ended June 30,
	2026	2025	Change
Premiums, fees and other revenues	$13,652	$12,748	7%
Net investment income	6,702	5,661	18%
Net investment gains (losses)	(428)	(273)
Net derivative gains (losses)	(772)	(796)
Total revenues	$19,154	$17,340

Adjusted premiums, fees and other revenues	$13,524	$12,719	6%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$13,014	$12,391	5%

Market risk benefit remeasurement gains (losses)	$270	$277

Net income (loss)	$705	$698	1%
Net income (loss) per share	$1.09	$1.03	6%

Adjusted earnings	$1,573	$1,362	15%
Adjusted earnings per share	$2.43	$2.02	20%
Adjusted earnings, excluding total notable items	$1,573	$1,362	15%
Adjusted earnings, excluding total notable items per share	$2.43	$2.02	20%

Book value per share	$38.59	$35.79	8%
Adjusted book value per share	$57.71	$56.23	3%

Expense ratio	21.7%	19.8%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.1%	11.7%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.8%	19.8%

ROE	11.5%	11.7%
Adjusted ROE	17.0%	14.6%
Adjusted ROE, excluding total notable items	17.0%	14.6%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the second quarter of 2026, titled “2Q26 Earnings Call Presentation,”
are available on the MetLife Investor Relations website at https://investor.metlife.com and in the
Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "2Q26 - General Account Assets Under Management
Fact Sheet," available on the above-mentioned website.

Total Company Discussion
Premiums, fees and other income were $13.7 billion, up 7 percent compared with the prior-
year quarter. Adjusted premiums, fees and other revenues, excluding pension risk transfers, were $13.0 billion, up 5 percent.
Net investment income was $6.7 billion, up 18 percent, primarily due to increases in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP.
Adjusted net investment income was $5.6 billion, up 7 percent, reflecting asset growth and investing in a higher-rate environment.
Net investment losses were $338 million after tax, reflecting normal trading activity and a stable credit environment. Net derivative losses amounted to $610 million after tax, driven by stronger equity markets, higher long-term interest rates, and strengthening of the U.S. dollar.
Net income was $705 million, reflecting higher adjusted earnings, partially offset by certain investment-related items. On a per-share basis, net income increased 6 percent to $1.09.
Adjusted earnings were $1.6 billion, up 15 percent on a reported basis and 14 percent on a constant currency basis, driven by favorable underwriting and broad-based volume growth. On a per-share basis, adjusted earnings were $2.43, up 20 percent.
Direct expense ratio, excluding total notable items related to direct expenses and PRT, was
12.1 percent, compared to 11.7 percent in the prior-year quarter, and on track for our yearly target.

Adjusted Earnings by Segment Summary

	Three Months Ended June 30, 2026
Segment	Change from prior-year period (on a reported basis)	Change from prior-year period (on a constant currency basis)
Group Benefits	25%
Retirement and Income Solutions (RIS)	2%
Asia	21%	25%
Latin America	15%	4%
Europe, the Middle East and Africa (EMEA)	8%	11%
MetLife Investment Management (MIM)	6%
Business Discussions
GROUP BENEFITS

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change
Adjusted earnings	$503	$401	25%
Adjusted PFOs	$6,512	$6,446	1%
Adjusted PFOs, excluding participating contracts	$5,054	$4,875	4%
•Adjusted earnings were $503 million, up 25 percent, reflecting favorable underwriting and volume growth.
•Adjusted PFOs were $6.5 billion, up 1 percent.
•Adjusted PFOs, excluding participating contracts, were $5.1 billion, up 4 percent, reflecting solid growth across both National Accounts and Regional Business.
•Sales were up 9 percent year-to-date.
RIS

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change
Adjusted earnings	$377	$370	2%
Adjusted PFOs	$1,769	$1,382	28%
Adjusted PFOs, excluding PRT	$1,259	$1,054	19%
•Adjusted earnings were $377 million, up 2 percent, driven by favorable recurring interest margins and volume growth, partially offset by lower variable investment income (VII).
•Adjusted PFOs were $1.8 billion.
•Adjusted PFOs, excluding PRT, were $1.3 billion, up 19 percent, mainly driven by U.K.
longevity reinsurance and structured settlement sales.
•Total retained liability exposure grew 3 percent, including 2 percent in retained general account liabilities.

ASIA

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change	Constant currency change
Adjusted earnings	$420	$346	21%	25%
Adjusted PFOs	$1,698	$1,699	—%	6%
Asia general account assets under management (at amortized cost)	$141,211	$139,158	1%	6%
•Adjusted earnings were $420 million, up 21 percent on a reported basis and up 25 percent on a constant currency basis, driven by stronger equity markets, higher VII, and volume growth.
•Adjusted PFOs were $1.7 billion, essentially flat on a reported basis, and up 6 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were
$141.2 billion, up 6 percent on a constant currency basis.
•Sales were $794 million, up 17 percent on a constant currency basis, driven by strong performance across the region.
LATIN AMERICA

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change	Constant currency change
Adjusted earnings	$268	$233	15%	4%
Adjusted PFOs	$1,899	$1,634	16%	6%
•Adjusted earnings were $268 million, up 15 percent on a reported basis and up 4 percent on a constant currency basis, driven by volume growth across the region, as well as favorable market factors, including encaje returns, and taxes, partially offset by the impact of the Mexico value-added tax change.
•Adjusted PFOs were $1.9 billion, up 16 percent on a reported basis and up 6 percent on a constant currency basis, due to strong growth and solid persistency across the region.
•Sales were $456 million, up 9 percent on a constant currency basis, primarily driven by strong growth in third-party distribution across the region, particularly in Brazil, powered by our Xcelerator platform.
EMEA

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change	Constant currency change
Adjusted earnings	$108	$100	8%	11%
Adjusted PFOs	$806	$719	12%	12%
•Adjusted earnings were $108 million, up 8 percent on a reported basis and up 11 percent on a constant currency basis, driven by strong volume growth, partially offset by higher expenses.
•Adjusted PFOs were $806 million, up 12 percent on both a reported and constant currency basis, with strong sales momentum and solid renewal activity across the region.

•Sales were $346 million, up 15 percent on a constant currency basis, reflecting continued
broad-based growth.
METLIFE INVESTMENT MANAGEMENT

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change
Adjusted earnings	$57	$54	6%
Other revenues	$317	$237	34%
Total assets under management	$748,126	$624,287	20%
•Adjusted earnings were $57 million, up 6 percent, driven by business growth and expense management.
•Other revenues were $317 million, up 34 percent, primarily reflecting the acquisition of
PineBridge Investments and business growth.
•Total assets under management were $748.1 billion, up 20 percent.
CORPORATE & OTHER

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change
Adjusted earnings	$(160)	$(142)
•Adjusted loss of $160 million, compared to an adjusted loss of $142 million.
INVESTMENTS

($ in millions)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Change
Adjusted net investment income	$5,551	$5,202	7%
•Adjusted net investment income was $5.6 billion, up 7 percent. VII increased 18 percent to $231 million.
SECOND QUARTER 2026 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended June 30, 2026
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MIM	Corporate & Other	Total
Total notable items	$0	$0	$0	$0	$0	$0	$0	$0

Contacts:      For Media:  Steve LaMarca (646) 884-3840, Steve.LaMarca@metlife.com
For Investors:   John Hall (212) 578-7888, John.A.Hall@metlife.com
About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For
more information, visit www.metlife.com.
Conference Call
MetLife will hold its second quarter 2026 earnings conference call on Thursday, August 6, 2026, from 9-10 a.m. (ET) via a live webcast. Please click on the following link to register: https://
events.q4inc.com/attendee/539596169. A replay of the webcast will be available at
investor.metlife.com for seven days following the call.
###

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		Should be read as, respectively:

(i)	net income (loss)	(i)	net income (loss) available to MetLife, Inc.’s common shareholders
(ii)	net income (loss) per share	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(iii)	adjusted earnings	(iii)	adjusted earnings available to common shareholders
(iv)	adjusted earnings per share	(iv)	adjusted earnings available to common shareholders per diluted common share
(v)	book value per share	(v)	book value per common share
(vi)	adjusted book value per share	(vi)	adjusted book value per common share
(vii)	return on equity	(vii)	return on MetLife, Inc.’s common stockholders’ equity
(viii)	adjusted return on equity	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the
United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance our investors’ understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues	(i)	total revenues
(ii)	total adjusted expenses	(ii)	total expenses
(iii)	adjusted premiums, fees and other revenues	(iii)	premiums, fees and other revenues
(iv)	adjusted premiums, fees and other revenues, excluding PRT	(iv)	premiums, fees and other revenues
(v)	adjusted premiums, fees and other revenues, excluding participating contracts	(v)	premiums, fees and other revenues
(vi)	adjusted net investment income	(vi)	net investment income
(vii)	adjusted earnings available to common shareholders	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders
(viii)	adjusted earnings available to common shareholders, excluding total notable items	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders
(ix)	adjusted earnings available to common shareholders per diluted common share	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share
(xi)	adjusted return on equity	(xi)	return on equity

(xii)	adjusted return on equity, excluding total notable items	(xii)	return on equity
(xiii)	investment portfolio gains (losses)	(xiii)	net investment gains (losses)
(xiv)	derivative gains (losses)	(xiv)	net derivative gains (losses)
(xv)	adjusted capitalization of deferred policy acquisition costs (DAC)	(xv)	capitalization of DAC
(xvi)	total MetLife, Inc.’s adjusted common stockholders’ equity	(xvi)	total MetLife, Inc.’s stockholders’ equity
(xvii)	total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items	(xvii)	total MetLife, Inc.’s stockholders’ equity
(xviii)	adjusted book value per common share	(xviii)	book value per common share
(xix)	adjusted other expenses	(xix)	other expenses
(xx)	adjusted other expenses, net of adjusted capitalization of DAC	(xx)	other expenses, net of capitalization of DAC
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	(xxi)	other expenses, net of capitalization of DAC
(xxii)	adjusted expense ratio	(xxii)	expense ratio
(xxiii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	(xxiii)	expense ratio
(xxiv)	direct expenses	(xxiv)	other expenses
(xxv)	direct expenses, excluding total notable items related to direct expenses	(xxv)	other expenses
(xxvi)	direct expense ratio	(xxvi)	expense ratio
(xxvii)	direct expense ratio, excluding total notable items related to direct expenses and PRT	(xxvii)	expense ratio
(xxviii)	future policy benefits at original discount rate	(xxviii)	future policy benefits at balance sheet discount rate
(xxix)	free cash flow of all holding companies	(xxix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss).
Any financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”).
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s earnings materials, which are available at MetLife’s Investor Relations webpage (https://investor.metlife.com).
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:

Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders, on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders, on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
Adjusted earnings is used by MetLife’s chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife’s performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefit remeasurement gains
(losses) and goodwill impairments. Further, net investment income is adjusted to exclude similar items relating to joint ventures accounted for under the equity method (“Joint venture adjustments”), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made in calculating adjusted earnings:
•Universal life and investment-type product policy fees exclude asymmetrical accounting associated with in-force reinsurance.
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment hedge adjustments”).
•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (ii) asymmetrical accounting associated with in-
force reinsurance, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.

•Policyholder liability remeasurement gains (losses) excludes asymmetrical accounting associated with in-force reinsurance.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
“Divested businesses” are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made in calculating adjusted earnings:
•Beginning in the fourth quarter of 2025, net investment income excludes depreciation of wholly-
owned real estate and real estate joint ventures.
•Net investment income and interest credited to policyholder account balances exclude certain amounts related to contractholder-directed equity securities (“Unit-linked contract income” and
“Unit-linked contract costs”).
•Net investment income and other expenses exclude Reinsurance activity (as defined below).
•Net investment income and interest expense on debt exclude amounts related to collateralized financing entities that are consolidated variable interest entities (“Consolidated collateralized financing entities”).
•Other revenues and other expenses exclude asset management distribution fees on funds that are passed through to distribution partners.
•Other revenues include fee revenue on synthetic guaranteed interest contracts (“GICs”) accounted for as freestanding derivatives.
•Other expenses exclude (i) amortization and impairment of asset management intangible assets,
(ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income (loss)
attributable to noncontrolling interests and redeemable noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
•“Reinsurance activity” relates to amounts subject to ceded reinsurance arrangements with third parties and joint ventures, including (i) the related investment returns and expenses which are passed through to the reinsurers and (ii) the corresponding invested assets and cash and cash equivalents.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above is calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax
(expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of accumulated other comprehensive income (loss) (“AOCI”) and the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses) passed through to reinsurers), all net of income tax.
•Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total
MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses)
passed through to reinsurers) and total notable items, all net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average adjusted common stockholders’ equity.
•Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items:
adjusted earnings available to common shareholders, excluding total notable items, divided by
MetLife, Inc.’s average adjusted common stockholders’ equity, excluding total notable items.
The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses), net of related offsets, and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: direct expenses divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT:
adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Assets Under Management (“AUM”)
•Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client
AUM (each, as defined below).
•MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM
(as defined below) that MetLife Investment Management, LLC and certain of its affiliates (“MIM”)
manages or advises.
•General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account
(“GA”) investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans.
•Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement.
◦Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets.
◦Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets.
◦Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements.
•Asia General Account AUM (“Asia GA AUM”) is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries that eliminate at the
MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Other items
The following additional information is relevant to an understanding of MetLife’s performance:
•Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-
year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new U.K. longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
•Volume growth, where cited, represents the change in certain measures of our segment results, including adjusted earnings, attributable to business growth, applying a model in which certain margins and factors are held constant, the most significant of which are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•PRT includes U.K. funded reinsurance.
•Institutional net flows reflect Institutional Client AUM total fund additions less withdrawals.
•“Third-party mortgage loan activity” relates to amounts associated with mortgage loans originated and acquired for third parties, including (i) the related investment returns and expenses which are passed through to the third-party lenders and (ii) the corresponding mortgage loan assets.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S.
Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife’s results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short-term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with
GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,”
“believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,”
“should,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.
However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:
(1)economic condition difficulties, including risks relating to interest rates, the effects of announced or future tariff increases on the global economy, credit spreads, declining equity or debt markets, changes in the value of assets under management, real estate, obligors and counterparties, government default or shutdown, currency exchange rates, derivatives, climate change, public health, terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all sustainability standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;

(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;
(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of value of business acquired ("VOBA"), value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;
(29)failure to protect confidentiality, integrity or availability of systems or data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;
(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S.
Securities and Exchange Commission.
Corporate Information
MetLife, Inc. encourage investors and others to frequently visit its website (www.metlife.com), including its
Investor Relations web pages (https://investor.metlife.com). MetLife announces significant financial and other information to its investors and the public on the Investor Relations web pages, as well as in U.S.
Securities and Exchange Commission filings, news releases, public conference calls and webcasts, fact sheets, social media posts, including of its senior executives, and other documents and media. The information found on MetLife’s website, including MetLife’s Sustainability Report, is not incorporated by reference into this earnings release or in any other report or document MetLife submits to the U.S.
Securities and Exchange Commission, and any references to its website are intended to be inactive textual references only.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(In millions)

	For the Three Months Ended
	June 30,
	2026	2025
Revenues
Premiums	$11,435	$10,810
Universal life and investment-type product policy fees	1,372	1,259
Net investment income	6,702	5,661
Other revenues	845	679
Net investment gains (losses)	(428)	(273)
Net derivative gains (losses)	(772)	(796)
Total revenues	19,154	17,340

Expenses
Policyholder benefits and claims	11,335	10,767
Policyholder liability remeasurement (gains) losses	18	5
Market risk benefit remeasurement (gains) losses	(270)	(277)
Interest credited to policyholder account balances	3,067	2,400
Policyholder dividends	125	146
Amortization of DAC, VOBA and negative VOBA	588	528
Interest expense on debt	292	269
Other expenses, net of capitalization of DAC	2,964	2,522
Total expenses	18,119	16,360

Income (loss) before provision for income tax	1,035	980
Provision for income tax expense (benefit)	256	245
Net income (loss)	779	735
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	43	6
Net income (loss) attributable to MetLife, Inc.	736	729
Less: Preferred stock dividends	31	31
Preferred stock redemption premium	—	—
Net income (loss) available to MetLife, Inc.'s common shareholders	$705	$698

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended
	June 30,
	2026		2025
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$705	$1.09	$698	$1.03

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(428)	(0.66)	(273)	(0.40)
Net derivative gains (losses)	(772)	(1.19)	(796)	(1.18)
Market risk benefit remeasurement gains (losses)	270	0.42	277	0.41
Goodwill impairment	—	—	—	—
Other adjustments to net income (loss)	(129)	(0.20)	(61)	(0.10)
Provision for income tax (expense) benefit	234	0.36	195	0.29
Add: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	43	0.07	6	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,573	2.43	1,362	2.02
Less: Total notable items	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$1,573	$2.43	$1,362	$2.02

Adjusted earnings available to common shareholders on a constant currency basis	$1,573	$2.43	$1,375	$2.04
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$1,573	$2.43	$1,375	$2.04

Weighted average common shares outstanding - diluted		646.9		675.0

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended
	June 30,
	2026	2025
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$13,652	$12,748
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	131	42
Other	(3)	(16)
Divested businesses	—	3
Adjusted premiums, fees and other revenues	$13,524	$12,719

Adjusted premiums, fees and other revenues, on a constant currency basis	$13,524	$12,776
Less: PRT	510	328
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$13,014	$12,448

Net Investment Income
Net investment income	$6,702	$5,661
Less: Adjustments to net investment income:
Investment hedge adjustments	(170)	(102)
Depreciation of wholly-owned real estate and real estate joint ventures	(54)
Joint venture adjustments	23	16
Unit-linked contract income	998	498
Reinsurance activity	331	47
Consolidated collateralized financing entities	23	—
Divested businesses	—	—
Adjusted net investment income	$5,551	$5,202

Revenues and Expenses
Total revenues	$19,154	$17,340
Less: Adjustments to total revenues:
Net investment gains (losses)	(428)	(273)
Net derivative gains (losses)	(772)	(796)
Investment hedge adjustments	(170)	(102)
Depreciation of wholly-owned real estate and real estate joint ventures	(54)
Asymmetrical and non-economic accounting, excluding Investment hedge adjustments	131	42
Joint venture adjustments	23	16
Unit-linked contract costs	998	498
Reinsurance activity	331	47
Consolidated collateralized financing entities	23	—
Other	(3)	(16)
Divested businesses	—	3
Total adjusted revenues	$19,075	$17,921

Total expenses	$18,119	$16,360
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(270)	(277)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	227	31
Market volatility	(86)	(40)
Unit-linked contract costs	992	486
Reinsurance activity	201	45
Consolidated collateralized financing entities	19	—
Other	48	21
Divested businesses	7	6
Total adjusted expenses	$16,981	$16,088

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended
	June 30,
	2026	2025
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(950)	$(787)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(950)	$(787)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,914	$3,309
Less: Reinsurance activity	201	45
Other	48	21
Divested businesses	7	7
Adjusted other expenses	$3,658	$3,236

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,964	$2,522

Premiums, fees and other revenues	$13,652	$12,748

Expense ratio	21.7%	19.8%

Direct expenses	$1,580	$1,445
Less: Total notable items related to direct expenses	—	—
Direct expenses, excluding total notable items related to direct expenses	$1,580	$1,445

Adjusted other expenses	$3,658	$3,236
Adjusted capitalization of DAC	(950)	(787)
Adjusted other expenses, net of adjusted capitalization of DAC	2,708	2,449
Less: Total notable items related to adjusted other expenses	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$2,708	$2,449

Adjusted premiums, fees and other revenues	$13,524	$12,719
Less: PRT	510	328
Adjusted premiums, fees and other revenues, excluding PRT	$13,014	$12,391

Direct expense ratio	11.7%	11.4%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.1%	11.7%
Adjusted expense ratio	20.0%	19.3%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.8%	19.8%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	June 30,
Equity Details	2026	2025
Total MetLife, Inc.'s stockholders' equity	$27,441	$27,685
Less: Preferred stock	2,830	3,818
MetLife, Inc.'s common stockholders' equity	24,611	23,867
Less: Unrealized investment gains (losses), net of related offsets and income tax	(18,677)	(16,484)
Deferred gains (losses) on derivatives, net of income tax	(1,325)	(1,466)
Future policy benefits discount rate remeasurement gains (losses), net of income tax	9,064	5,876
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(80)	(64)
Defined benefit plans adjustment, net of income tax	(1,357)	(1,407)
Embedded derivatives - funds withheld on ceded reinsurance, net of income tax	180	(83)
Total MetLife, Inc.'s adjusted common stockholders' equity	36,806	37,495
Less: Accumulated year-to-date total notable items, net of income tax	—	—
Total MetLife, Inc.'s adjusted common stockholders' equity, excluding total notable items	$36,806	$37,495

	June 30,
Book Value (2)	2026	2025
Book value per common share	38.59	35.79
Less: Unrealized investment gains (losses), net of related offsets and income tax	(29.28)	(24.72)
Deferred gains (losses) on derivatives, net of income tax	(2.08)	(2.20)
Future policy benefits discount rate remeasurement gains (losses), net of income tax	14.22	8.81
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.13)	(0.10)
Defined benefit plans adjustment, net of income tax	(2.13)	(2.11)
Embedded derivatives - funds withheld on ceded reinsurance, net of income tax	0.28	(0.12)
Adjusted book value per common share	$57.71	$56.23

Common shares outstanding, end of period (3)	637.8	666.8

	For the Three Months Ended
	June 30,
Return on Equity (4)	2026	2025
Return on MetLife, Inc.'s:
Common stockholders' equity	11.5%	11.7%

Adjusted return on MetLife, Inc.'s:
Adjusted common stockholders' equity	17.0%	14.6%
Adjusted common stockholders' equity, excluding total notable items	17.0%	14.6%

	For the Three Months Ended
	June 30,
Average Common Stockholders' Equity	2026	2025
Average common stockholders' equity	$24,553	$23,771
Average adjusted common stockholders' equity	$36,947	$37,267
Average adjusted common stockholders' equity, excluding total notable items	$36,947	$37,267

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended
	June 30,
	2026	2025

Group Benefits (5):

Adjusted earnings available to common shareholders	$503	$401
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$503	$401

Adjusted premiums, fees and other revenues	$6,512	$6,446
Less: Participating contracts	1,458	1,571
Adjusted premiums, fees and other revenues, excluding participating contracts	$5,054	$4,875

RIS (5):

Adjusted earnings available to common shareholders	$377	$370
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$377	$370

Adjusted premiums, fees and other revenues	$1,769	$1,382
Less: PRT	510	328
Adjusted premiums, fees and other revenues, excluding PRT	$1,259	$1,054

Asia:

Adjusted earnings available to common shareholders	$420	$346
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$420	$346

Adjusted earnings available to common shareholders on a constant currency basis	$420	$337
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$420	$337

Adjusted premiums, fees and other revenues	$1,698	$1,699
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,698	$1,603

Latin America:

Adjusted earnings available to common shareholders	$268	$233
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$268	$233

Adjusted earnings available to common shareholders on a constant currency basis	$268	$258
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$268	$258

Adjusted premiums, fees and other revenues	$1,899	$1,634
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,899	$1,789

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended
	June 30,
	2026	2025

EMEA:

Adjusted earnings available to common shareholders	$108	$100
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$108	$100

Adjusted earnings available to common shareholders on a constant currency basis	$108	$97
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$108	$97

Adjusted premiums, fees and other revenues	$806	$719
Adjusted premiums, fees and other revenues, on a constant currency basis	$806	$717

MIM (5):

Adjusted earnings available to common shareholders	$57	$54
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$57	$54

Corporate & Other (5):

Adjusted earnings available to common shareholders	$(160)	$(142)
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$(160)	$(142)

Adjusted premiums, fees and other revenues	$523	$602

See footnotes on last page.

MetLife, Inc.
Variable Investment Income

	For the Three Months Ended
		June 30, 2026	June 30, 2026
		Variable Investment Income (post-tax, in millions) (6)	Assets (in billions)
Group Benefits		$4	$0.2
RIS		43	5.0
Asia		94	8.6
Latin America		7	0.3
EMEA		1	0.1
MIM		—	—
Corporate & Other		34	3.9
Total		$183	$18.1

Cash & Capital

June 30, 2026
(in billions) (7)
Holding Companies Cash & Liquid Assets	$3.4

See footnotes on last page.

MetLife, Inc.
Footnotes

(1)
Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Book values exclude $2,830 million and $3,818 million of equity related to preferred stock at June 30, 2026 and June 30, 2025, respectively.

(3)
There were share repurchases of approximately $700 million for the three months ended June 30, 2026. Year to date, there were share repurchases of approximately $1.7 billion, including approximately $225 million of share repurchases in July 2026. Common stock dividends of approximately $400 million were paid for the three months ended June 30,2026.

(4)	Annualized using quarter-to-date results.

(5)	Results on a constant currency basis are not included as constant currency impact is not significant.

(6)	Assumes a 21% tax rate.

(7)
The total U.S. statutory adjusted capital, on a National Association of Insurance Commissioners basis, is expected to be approximately $16.4 billion at June 30,
2026, up 1% from $16.2 billion at March 31, 2026. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life
Insurance Company.